December 4, 1997






Board of Directors
Newport Federal Savings and Loan Association
344 West Broadway
Newport, Tennessee 37821

Gentlemen:

     We hereby consent to the use of our firm's name incorporated by reference in the Form S-8 Registration Statement for United Tennessee Bankshares, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our statement concerning subscription rights incorporated by reference in such filing.



                              Very truly yours,

                              RP FINANCIAL, L.C.

                              /s/ James J. Oren
                              James J. Oren
                              Vice President